Exhibit 99.1

Paycor Announces Fourth Quarter and Fiscal Year 2023 Financial Results

•Q4 Total revenues of $140.0 million, an increase of 26% year-over-year, while expanding margins

•Q4 Recurring revenue of $129.0 million, an increase of 18% year-over-year

•FY’23 Total revenues of $552.7 million, an increase of 29% year-over-year

•FY’24 revenue guidance of $644 - $650 million, an increase of 18% year-over-year at the top end of the range

CINCINNATI – August 16, 2023 – Paycor HCM, Inc. (Nasdaq: PYCR) (“Paycor”), a leading provider of human capital management (“HCM”) software, today announced financial results for the fourth quarter and full fiscal year 2023, which ended June 30, 2023.

“Paycor delivered strong revenue growth of 26% for the quarter and 29% for the year, driven by continued robust demand for our open, modern HCM solution,” said Raul Villar, Jr., Chief Executive Officer of Paycor. “Our team executed exceptionally well against our strategic growth initiatives, namely increasing Tier 1 sales coverage to 36% and expanding effective PEPM by 11% this year.”

“We are proud of the operational performance across the business, which delivered nearly 400 basis points of margin expansion year-over-year and positive adjusted free cash flow while continuing to invest in innovative technologies that empower frontline leaders. We are demonstrating the scalability of our business model and believe there is significant opportunity to drive further leverage.”

Fourth Quarter Fiscal Year 2023 Financial Highlights

•Total revenues were $140.0 million, compared to $111.0 million for the fourth quarter of fiscal year 2022.

•Operating loss was $31.7 million, compared to $30.1 million for the fourth quarter of fiscal year 2022.

•Adjusted operating income* was $15.4 million, compared to $9.2 million for the fourth quarter of fiscal year 2022.

•Net loss attributable to Paycor HCM was $29.4 million, compared to $23.8 million for the fourth quarter of fiscal year 2022.

•Adjusted net income attributable to Paycor HCM* was $13.4 million, compared to $6.9 million for the fourth quarter of fiscal year 2022.

*Adjusted operating income and adjusted net income attributable to Paycor HCM are non-GAAP financial measures. Please see the discussion below under the heading "Non-GAAP Financial Measures" and the reconciliations at the end of this press release for information concerning these and other non-GAAP financial measures.

Fourth Quarter and Recent Business Highlights

•Launched Paycor Engage, which combines several employee engagement tools into a single platform to elevate how leaders communicate with and motivate their team. The new solution empowers leaders to share company news, communicate with teams and recognize employees across mobile and web applications.

•Introduced an AI-enabled Job Description generator, further strengthening the Company’s suite of artificial intelligence solutions, such as Paycor Smart Sourcing and Predictive Resignation. Based on job title and required experience, the integrated solution creates compelling job descriptions, empowering leaders to attract and hire top talent faster than ever before.

Fiscal Year 2023 Financial Highlights

•Total revenues were $552.7 million, compared to $429.4 million for the fiscal year 2022.

•Operating loss was $104.7 million, compared to $139.6 million for fiscal year 2022.

•Adjusted operating income* was $82.6 million, compared to $47.5 million for fiscal year 2022.

•Net loss attributable to Paycor HCM was $93.2 million, compared to $119.6 million for fiscal year 2022.

•Adjusted net income attributable to Paycor HCM* was $66.8 million, compared to $35.9 million for fiscal year 2022.

*Adjusted operating income and adjusted net income attributable to Paycor HCM are non-GAAP financial measures. Please see the discussion below under the heading "Non-GAAP Financial Measures" and the reconciliations at the end of this press release for information concerning these and other non-GAAP financial measures.

Business Outlook

Based on information as of today, August 16, 2023, Paycor is issuing the following financial guidance:

First Quarter Ending September 30, 2023:

•Total revenues in the range of $138 - $140 million.

•Adjusted operating income* in the range of $9 - $10 million.

Fiscal Year Ending June 30, 2024:

•Total revenues in the range of $644 - $650 million.

•Adjusted operating income* in the range of $97 - $100 million.

*We are unable to reconcile forward-looking adjusted operating income to forward-looking loss from operations, the most closely comparable GAAP financial measure, because the information needed to provide a complete reconciliation is unavailable at this time without unreasonable effort.

Conference Call Information

Paycor will host a conference call today, August 16, 2023, at 5:00 p.m. Eastern Time to discuss its financial results and guidance. To access this call, dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). The access code is 13736723. A live webcast and replay of the event will be available on the Paycor Investor Relations website at investors.paycor.com.

About Paycor

Paycor’s human capital management (HCM) platform modernizes every aspect of people management, from recruiting, onboarding, and payroll to career development and retention, but what really sets us apart is our focus on leaders. For more than 30 years, we’ve been listening to and partnering with leaders, so we know what they need; a unified HR platform, easy integration with third party apps, powerful analytics, talent development tools, and configurable technology that supports specific industry needs. That’s why more than 30,000 customers trust Paycor to help them solve problems and achieve their goals.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, our business outlook, our business strategy and plans, our objectives for future operations, and any statements of a general economic or industry specific nature, are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” “outlook,” “potential,” “targets,” “contemplates,” or the negative or plural of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our most recent Annual Report on Form 10-K, as well as in our other filings with the Securities and Exchange Commission. We believe that these risks include, but are not limited to: our ability to manage our growth effectively; the potential unauthorized access to our customers’ or their employees’ personal data as a result of a breach of our or our vendors’ security measures; the expansion and retention of our direct sales force with qualified and productive persons and the related effects on the growth of our business; the impact on customer expansion and retention if implementation, user experience, customer service, or performance relating to our solutions is not satisfactory; the timing of payments made to employees and taxing authorities relative to the timing of when a customer’s electronic funds transfers are settled to our account; future acquisitions of other companies’ businesses, technologies, or customer portfolios; the continued service of our key executives; our ability to innovate and deliver high-quality, technologically advanced products and services; our ability to attract and retain qualified personnel; the proper operation of our software; our relationships with third parties; the ongoing effects of inflation, supply chain disruptions, labor shortages and other adverse macroeconomic conditions in the market in which we and our customers operate; and the impact of an economic downturn or recession in the United States or global economy. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to publicly update any forward-looking statement after the date of this report, whether as a result of new information, future developments or otherwise, or to conform these statements to actual results or revised expectations, except as may be required by law.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures in this press release and on the related teleconference call: adjusted gross profit, adjusted gross profit margin, adjusted operating income, adjusted operating income margin, adjusted sales and marketing expense, adjusted general and administrative expense, adjusted research and development expense, adjusted net income attributable to Paycor HCM, Inc., adjusted net income attributable to Paycor HCM, Inc. per share, adjusted free cash flow and adjusted free cash flow margin. Management believes these non-GAAP measures are useful in evaluating our core operating performance and trends to prepare and approve our annual budget, and to develop short-term and long-term operating plans. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. We define (i) adjusted gross profit as gross profit before amortization of intangible assets, stock-based compensation expense, and other certain corporate expenses, in each case that are included in costs of recurring revenues, (ii) adjusted gross profit margin as adjusted gross profit divided by total revenues, (iii) adjusted operating income as loss from operations before amortization of acquired intangible assets and naming rights, stock-based compensation expense, exit costs due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to acquisitions, (iv) adjusted operating income margin as adjusted operating income divided by total revenues, (v) adjusted sales and marketing expense as sales and marketing expenses before amortization of naming rights, stock-based compensation expense and other certain corporate expenses, (vi) adjusted general and administrative expense as general and administrative expenses before amortization of acquired intangible assets, stock-based compensation expense, exit costs due to exiting leases of certain facilities and other certain corporate expenses, (vii) adjusted research and development expense as research and development expenses before stock-based compensation expense and other certain corporate expenses, (viii) adjusted net income attributable to Paycor HCM, Inc. as loss before benefit for income taxes after adjusting for amortization of acquired intangible assets and naming rights, accretion expense associated with the naming rights, stock-based compensation expense, gain or loss on the extinguishment of debt, exit costs due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to acquisitions, all of which are tax effected by applying an adjusted effective income tax rate, (ix) adjusted net income attributable to Paycor HCM, Inc. per share as adjusted net income attributable to Paycor HCM, Inc. divided by adjusted shares outstanding, which includes potentially dilutive securities excluded from the GAAP dilutive net loss per share calculation, (x) adjusted free cash flow as cash provided (used) by operating activities less the purchase of property and equipment and internally developed software costs, excluding other certain corporate expenses, which are included in cash provided (used) by operating activities and (xi) adjusted free cash flow margin as adjusted free cash flow divided by total revenues.

Other certain corporate expenses presented include one-time costs related to secondary offerings, restructuring costs, professional, consulting and other costs, transaction expenses and other costs, costs associated with becoming a public company and implementation of a new enterprise-resource planning system.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for gross profit, gross margin, operating income, operating income margin, sales and marketing expense, general and administrative expense, research and development expense, net income attributable to Paycor HCM, Inc., diluted net income attributable to Paycor HCM, Inc. per share and cash provided (used) by operating activities. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures used by other companies. A reconciliation is provided below under “Reconciliations of Non-GAAP Measures to GAAP Measures,” for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Investor Relations:
Rachel White
513-954-7388
IR@paycor.com

Media Relations:
Carly Pennekamp
513-954-7282
PR@paycor.com

Paycor HCM, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share amounts)

	June 30, 2023	June 30, 2022
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$95,233	$133,041
Accounts receivable, net	30,820	21,511
Deferred contract costs	54,448	37,769
Prepaid expenses	10,448	9,421
Other current assets	2,581	1,874
Current assets before funds held for clients	193,530	203,616
Funds held for clients	1,049,156	1,715,916
Total current assets	1,242,686	1,919,532
Property and equipment, net	34,573	31,675
Operating lease right-of-use assets	16,834	—
Goodwill	767,738	750,155
Intangible assets, net	260,472	263,069
Capitalized software, net	53,983	40,002
Long-term deferred contract costs	162,657	125,705
Other long-term assets	2,232	1,179
Total assets	$2,541,175	$3,131,317
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$28,350	$13,945
Accrued expenses and other current liabilities	24,119	13,907
Accrued payroll and payroll related expenses	43,858	44,592
Deferred revenue	13,083	11,742
Current liabilities before client fund obligations	109,410	84,186
Client fund obligations	1,053,926	1,719,047
Total current liabilities	1,163,336	1,803,233
Deferred income taxes	18,047	31,895
Long-term operating leases	16,061	—
Other long-term liabilities	70,047	11,458
Total liabilities	1,267,491	1,846,586
Commitments and contingencies
Stockholders' equity:
Common stock $0.001 par value per share, 500,000,000 shares authorized, 176,535,236 shares outstanding at June 30, 2023 and 174,909,539 shares outstanding at June 30, 2022	177	175
Treasury stock, at cost, 10,620,260 shares at June 30, 2023 and June 30, 2022	(245,074)	(245,074)
Preferred stock, $0.001 par value, 50,000,000 shares authorized, — shares outstanding at June 30, 2023 and June 30, 2022	—	—
Additional paid-in capital	2,011,194	1,926,800
Accumulated deficit	(489,495)	(395,389)
Accumulated other comprehensive loss	(3,118)	(1,781)
Total stockholders' equity	1,273,684	1,284,731
Total liabilities and stockholders' equity	$2,541,175	$3,131,317

 Paycor HCM, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands, except share amounts)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Recurring and other revenue	$128,966	$109,698	$518,874	$427,032
Interest income on funds held for clients	11,077	1,293	33,818	2,355
Total revenues	140,043	110,991	552,692	429,387
Cost of revenues	48,448	40,338	187,140	168,188
Gross profit	91,595	70,653	365,552	261,199
Operating expenses:
Sales and marketing	56,487	42,672	212,094	170,629
General and administrative	52,445	45,087	203,850	187,050
Research and development	14,328	13,020	54,263	43,140
Total operating expenses	123,260	100,779	470,207	400,819
Loss from operations	(31,665)	(30,126)	(104,655)	(139,620)
Other (expense) income:
Interest expense	(1,177)	(93)	(4,638)	(541)
Other	2,116	30	4,630	1,570
Loss before benefit for income taxes	(30,726)	(30,189)	(104,663)	(138,591)
Income tax benefit	(1,366)	(6,370)	(11,448)	(30,574)
Net loss	(29,360)	(23,819)	(93,215)	(108,017)
Less: Accretion of redeemable noncontrolling interests	—	—	—	11,621
Net loss attributable to Paycor HCM, Inc.	$(29,360)	$(23,819)	$(93,215)	$(119,638)
Basic and diluted net loss attributable to Paycor HCM, Inc. per share	$(0.17)	$(0.14)	$(0.53)	$(0.69)
Weighted average common shares outstanding:
Basic and diluted	176,520,473	174,909,539	176,039,651	172,636,523

 Paycor HCM, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Fiscal Year Ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(93,215)	$(108,017)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,790	6,457
Amortization of intangible assets and software	126,357	124,016
Amortization of deferred contract costs	46,440	31,471
Stock-based compensation expense	78,225	71,376
Deferred tax benefit	(11,669)	(30,940)
Bad debt expense	4,715	2,085
Loss (gain) on sale of investments	217	(2)
Gain on installment sale	—	(1,359)
Loss on foreign currency exchange	237	309
Loss on lease exit	1,010	9,112
Naming rights accretion expense	4,228	—
Change in fair value of deferred consideration	—	(138)
Other	(809)	88
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(14,592)	(7,133)
Prepaid expenses and other assets	5,081	(2,745)
Accounts payable	13,091	2,015
Accrued liabilities and other	(16,575)	12,195
Deferred revenue	655	(4,877)
Deferred contract costs	(100,071)	(79,562)
Net cash provided by operating activities	48,115	24,351
Cash flows from investing activities:
Purchases of client funds available-for-sale securities	(421,690)	(211,473)
Proceeds from sale and maturities of client funds available-for-sale securities	319,668	166,372
Purchase of property and equipment	(5,041)	(1,986)
Proceeds from note receivable on installment sale	—	3,040
Acquisition of intangible assets	(19,516)	(9,706)
Acquisition of businesses, net of cash acquired	(24,126)	—
Internally developed software costs	(42,257)	(30,797)
Net cash used in investing activities	(192,962)	(84,550)
Cash flows from financing activities:
Net change in cash and cash equivalents held to satisfy client funds obligations	(664,235)	1,037,543
Payment of deferred consideration	—	(2,752)
Proceeds from line-of-credit	—	3,500
Repayments of line-of-credit	—	(52,600)
Repayments of debt and finance lease obligations	(284)	(323)
Proceeds from the issuance of common stock sold in the IPO, net of offering costs and underwriting discount	—	454,915
Redemption of Redeemable Series A Preferred Stock (acquisition of noncontrolling interest)	—	(260,044)
Withholding taxes paid related to net share settlements	(2,459)	—

Proceeds from exercise of stock options	345	—
Proceeds from employee stock purchase plan	8,285	3,187
Other financing activities	(700)	(395)
Net cash (used in) provided by financing activities	(659,048)	1,183,031
Impact of foreign exchange on cash and cash equivalents	18	91
Net change in cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	(803,877)	1,122,923
Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, beginning of period	1,682,923	560,000
Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, end of period	$879,046	$1,682,923
Supplemental disclosure of non-cash investing, financing and other cash flow information:
Capital expenditures in accounts payable	$167	$5
Capital expenditures purchased via financing arrangements	$3,544	$—
Cash paid for interest	$—	$154
Right-of-use assets obtained in exchange for operating lease liabilities	$6,359	$—
Reconciliation of cash, cash equivalents, restricted cash and short-term investments, and funds held for clients to the Consolidated Balance Sheets
Cash and cash equivalents	$95,233	$133,041
Funds held for clients	783,813	1,549,882
Total cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	$879,046	$1,682,923

Reconciliations of Non-GAAP Measures to GAAP Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin (Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Gross Profit*	$91,595	$70,653	$365,552	$261,199
Gross Profit Margin	65.4%	63.7%	66.1%	60.8%
Amortization of intangible assets	1,540	1,296	5,326	19,313
Stock-based compensation expense	2,322	1,444	9,077	6,649
Adjusted Gross Profit*	$95,457	$73,393	$379,955	$287,161
Adjusted Gross Profit Margin	68.2%	66.1%	68.7%	66.9%

*    Gross Profit and Adjusted Gross Profit were burdened by depreciation expense of $0.5 million and $0.5 million for the three months ended June 30, 2023 and 2022, respectively, and $1.8 million and $2.6 million for the fiscal years ended June 30, 2023 and 2022, respectively. Gross Profit and Adjusted Gross Profit were burdened by amortization of capitalized software of $7.8 million and $6.0 million for the three months ended June 30, 2023 and 2022, respectively, and $28.1 million and $22.1 million for the fiscal years ended June 30, 2023 and 2022, respectively. Gross Profit and Adjusted Gross Profit were burdened by amortization of deferred contract costs of $7.5 million and $5.1 million for the three months ended June 30, 2023 and 2022, respectively, and $26.1 million and $17.3 million for the fiscal years ended June 30, 2023 and 2022, respectively.

Adjusted Operating Income (Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Loss from Operations	$(31,665)	$(30,126)	$(104,655)	$(139,620)
Operating Margin	(22.6)%	(27.1)%	(18.9)%	(32.5)%
Amortization of intangible assets	25,838	22,411	98,248	101,959
Stock-based compensation expense	20,206	16,055	78,225	71,376
Loss on lease exit*	56	57	1,789	9,112
Corporate adjustments**	975	793	8,966	4,664
Adjusted Operating Income	$15,410	$9,190	$82,573	$47,491
Adjusted Operating Income Margin	11.0%	8.3%	14.9%	11.1%

* Represents exit costs due to exiting leases of certain facilities.
** Corporate adjustments for the three months and fiscal year ended June 30, 2023 relate to costs associated with secondary offerings completed in December 2022 (“December 2022 Secondary Offering”) and September 2022 (“September 2022 Secondary Offering”) of $— million and $2.2 million, respectively, professional, consulting, and other costs of $0.8 million and $4.3 million, respectively, and transaction expenses and other costs of $0.2 million and $2.5 million, respectively. Corporate adjustments for the three months and fiscal year ended June 30, 2022 relate to certain restructuring costs of $— million and $0.4 million, respectively, transaction expenses associated with the Paltech Solutions, Inc. (“7Geese”) acquisition totaling $0.2 million and $0.2 million, respectively, as well as costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs of $0.6 million and $3.1 million, respectively, and costs associated with a secondary offering completed in October 2021 (“October 2021 Secondary Offering”) of $— million and $1.0 million, respectively.

Adjusted Operating Expenses (Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Sales and Marketing expense	$56,487	$42,672	$212,094	$170,629
Amortization of intangible assets	(1,059)	—	(3,882)	—
Stock-based compensation expense	(8,036)	(6,117)	(32,444)	(35,507)
Corporate adjustments*	—	—	—	(53)
Adjusted Sales and Marketing expense	$47,392	$36,555	$175,768	$135,069
General and Administrative expense	$52,445	$45,087	$203,850	$187,050
Amortization of intangible assets	(23,239)	(21,115)	(89,040)	(82,646)
Stock-based compensation expense	(7,291)	(5,520)	(27,056)	(22,467)
Loss on lease exit**	(56)	(57)	(1,789)	(9,112)
Corporate adjustments***	(975)	(793)	(8,966)	(4,611)
Adjusted General and Administrative expense	$20,884	$17,602	$76,999	$68,214
Research and Development expense	$14,328	$13,020	$54,263	$43,140
Stock-based compensation expense	(2,557)	(2,974)	(9,648)	(6,753)
Adjusted Research and Development expense	$11,771	$10,046	$44,615	$36,387

*    Corporate adjustments for the fiscal year ended June 30, 2022 relate to costs associated with becoming a public company.
** Represents exit costs due to exiting leases of certain facilities.
***    Corporate adjustments for the three months and fiscal year ended June 30, 2023 relate to costs associated with the December 2022 Secondary Offering and the September 2022 Secondary Offering of $— million and $2.2 million, respectively, professional, consulting, and other costs of $0.8 million and $4.3 million, respectively, and transaction expenses and other costs of $0.2 million and $2.5 million, respectively. Corporate adjustments for the three months and fiscal year ended June 30, 2022 relate to certain restructuring costs of $— million and $0.4 million, respectively, transaction expenses associated with the 7Geese acquisition totaling $0.2 million and $0.2 million, respectively, as well as costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs of $0.6 million and $3.0 million, respectively, and costs associated with the October 2021 Secondary Offering of $— million and $1.0 million, respectively.

Adjusted Net Income Attributable to Paycor HCM, Inc. and Adjusted Net Income Attributable to Paycor HCM, Inc. Per Share (Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net loss before benefit for income taxes	$(30,726)	$(30,189)	$(104,663)	$(138,591)
Loss on debt amendment	—	—	—	35
Amortization of intangible assets	25,838	22,411	98,248	101,959
Naming rights accretion expense	1,030	—	4,228	—
Gain on installment sale	—	—	—	(1,359)
Stock-based compensation expense	20,206	16,055	78,225	71,376
Loss on lease exit*	56	57	1,789	9,112
Corporate adjustments**	975	793	8,966	4,664
Non-GAAP adjusted income before applicable income taxes	17,379	9,127	86,793	47,196
Income tax effect on adjustments***	(3,997)	(2,190)	(19,962)	(11,327)
Adjusted Net Income Attributable to Paycor HCM, Inc.	$13,382	$6,937	$66,831	$35,869

Adjusted Net Income Attributable to Paycor HCM, Inc. Per Share	$0.08	$0.04	$0.38	$0.21
Adjusted shares outstanding****	176,813,907	175,294,772	176,361,654	173,774,540

* Represents exit costs due to exiting leases of certain facilities.

** Corporate adjustments for the three months and fiscal year ended June 30, 2023 relate to costs associated with the December 2022 Secondary Offering and the September 2022 Secondary Offering of $— million and $2.2 million, respectively, professional, consulting, and other costs of $0.8 million and $4.3 million, respectively, and transaction expenses and other costs of $0.2 million and $2.5 million, respectively. Corporate adjustments for the three months and fiscal year ended June 30, 2022 relate to certain restructuring costs of $— million and $0.4 million, respectively, transaction expenses associated with the 7Geese acquisition totaling $0.2 million and $0.2 million, respectively, as well as costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs of $0.6 million and $3.1 million, respectively, and costs associated with the October 2021 Secondary Offering of $— million and $1.0 million, respectively.
*** Non-GAAP adjusted income before applicable income taxes is tax effected using an adjusted effective income tax rate of 23.0% for the three months and fiscal year ended June 30, 2023, respectively, and 24.0% for the three months and fiscal year ended June 30, 2022, respectively.
**** The adjusted shares outstanding for the three months and fiscal year ended June 30, 2023 are based on the if-converted method and include potentially dilutive securities that are excluded from the U.S. GAAP dilutive net income per share calculation because including them would have an anti-dilutive effect. The adjusted shares outstanding for the three months ended June 30, 2022 are based on the if-converted method and include potentially dilutive securities that are excluded from the U.S. GAAP dilutive net income per share calculation because including them would have an anti-dilutive effect. The adjusted shares outstanding for the fiscal year ended June 30, 2022 assume the conversion of the Series A Preferred Stock as if it would have occurred on July 1, 2021, based on the if-converted method and include potentially dilutive securities that are excluded from the U.S. GAAP dilutive net income per share calculation because including them would have an anti-dilutive effect.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin (Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net cash provided by operating activities	$31,730	$12,720	$48,115	$24,351
Purchase of property and equipment	(1,756)	(125)	(5,041)	(1,986)
Internally developed software costs	(11,657)	(8,130)	(42,257)	(30,797)
Corporate adjustments*	975	793	8,966	4,664
Adjusted Free Cash Flow	$19,292	$5,258	$9,783	$(3,768)
Adjusted Free Cash Flow Margin	13.8%	4.7%	1.8%	(0.9)%

* Corporate adjustments for the three months and fiscal year ended June 30, 2023 relate to costs associated with the December 2022 Secondary Offering and the September 2022 Secondary Offering of $— million and $2.2 million, respectively, professional, consulting, and other costs of $0.8 million and $4.3 million, respectively, and transaction expenses and other costs of $0.2 million and $2.5 million, respectively. Corporate adjustments for the three months and fiscal year ended June 30, 2022 relate to certain restructuring costs of $— million and $0.4 million, respectively, transaction expenses associated with the 7Geese acquisition totaling $0.2 million and $0.2 million, respectively, as well as costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs of $0.6 million and $3.1 million, respectively, and costs associated with the October 2021 Secondary Offering of $— million and $1.0 million, respectively.